Exhibit 1.1

COMMON STOCK PURCHASE AGREEMENT

DATED AS OF AUGUST 2, 2022

BY AND BETWEEN

MYOMO, INC.

AND

KEYSTONE CAPITAL PARTNERS, LLC

ii

Annex I.	Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2022 (the “Effective Date”), by and between Keystone Capital Partners, LLC, a Delaware limited liability company (the “Investor”), and Myomo, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex I hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $5,000,000 worth of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 2.3 hereof), in all cases subject to the further limitations of the Baby Shelf Rule (as defined below) to which the Company may from time to time be subject;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is causing its Transfer Agent to issue to the Investor the Commitment Shares in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, the issuance of the Commitment Shares and the offer and sale of the Shares hereunder shall be registered by the Company in a prospectus supplement, filed pursuant to Rule 424(b)(5) of the Securities Act, to the Registration Statement, which has been declared effective by order of the Commission under the Securities Act;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $5,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 2.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article II, in all cases subject to the further limitations of the Baby Shelf Rule (as defined below) to which the Company may from time to time be subject.

Section 1.2 Effective Date; Commencement Date; Settlement Dates. This Agreement has been executed and delivered, and shall become effective as of the Effective Date. The performance by the parties of their respective obligations are conditioned upon the satisfaction or waiver by the applicable party(ies) of the respective conditions set forth in Article VI hereto, and are further subject to (a) the payment of the Investor Expense Reimbursement to the Investor on or prior to the Commencement Date pursuant to Section 9.1, (b) the delivery of irrevocable instructions to issue the Commitment Shares to the Investor or its designee(s) as provided in Sections 2.7 and 6.1, and (c) the delivery of all other documents, instruments and writings required to be delivered on the Commencement Date, in each case as provided in Section 6.1, to the offices of McMurdo Law Group, LLC, 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036, at 5:00 p.m., New York time, or at such other time or place as the parties may agree, on the Commencement Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, from and after the Commencement Date and during the Investment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The payment for, against delivery of, Shares in respect of and each VWAP Purchase shall occur in accordance with Section 2.2.

Section 1.3 Current Report; Prospectus Supplement. The Company shall, not later than 9:00 a.m., New York time, on the Trading Day immediately after the Effective Date, file with the Commission a Current Report on Form 8-K disclosing the execution and describing the material terms of this Agreement, including, without limitation, the proposed issuance of the Commitment Shares to the Investor in accordance with Sections 2.7 and 6.1 on the Commencement Date, and attaching as an exhibit thereto a copy of this Agreement and, if applicable, a copy of any press release issued by the Company disclosing the foregoing (including all exhibits thereto, the “Current Report”). Following the Effective Date, and in any event not later than 5:30 p.m., New York time, on the Commencement Date, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the Commencement Date, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus (the “Initial Prospectus Supplement”). The Company has prior to the date hereof provided the Investor a reasonable opportunity to comment on a draft of the Current Report and the Initial Prospectus Supplement and has given due consideration to all such comments (provided, however, that the failure of the Investor to make any objection to the form and content thereof shall not relieve the Company of any obligation or liability under this Agreement or affect the Investor’s right to rely on the representations and warranties made by the Company in this Agreement). If required under the Securities Act (or any written interpretive guidance of the Staff of the Commission relating thereto) with respect to any VWAP Purchase to be effected pursuant to this Agreement (individually or collectively with any one or more VWAP Purchases under this Agreement), as mutually determined by the Company and the Investor, then, as soon as reasonably practicable, but in no event later than (i) 8:30 a.m., New York time, on the Trading Day immediately following applicable VWAP Purchase Date, with respect to any such VWAP Purchase, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (or alternatively shall file with the Commission a current report on Form 8-K pursuant to the Exchange Act that is automatically incorporated by reference into the Registration Statement and the Prospectus upon the filing of such current report with the Commission), disclosing the information with respect to such purchase(s) required to be disclosed in the Registration Statement and the Prospectus under the Securities Act (or any written interpretive guidance of the Staff of the Commission relating thereto). To the extent not previously disclosed in a Prospectus Supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (or in any current report on Form 8-K filed by the Company with the Commission pursuant to the Exchange Act that is incorporated by reference into the Registration Statement and the Prospectus), the Company shall disclose, in each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by the Company with the Commission after the Commencement Date, the total number of Shares that have been issued and sold to the Investor pursuant to all VWAP Purchase(s) (if any and as applicable) effected pursuant to this Agreement during the relevant fiscal quarter, the applicable per Share and total aggregate VWAP Purchase Price (as applicable) paid by the Investor for such Shares, and the net proceeds received by the Company from the sale of such Shares to the Investor in VWAP Purchase(s) (if any and as applicable).

ARTICLE II

PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1 VWAP Purchases. Upon the initial satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Section 6.1 (the “Commencement”) and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Section 6.2 and Section 6.3, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice, substantially in the form of Exhibit A, on a VWAP Purchase Exercise Date, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the VWAP Purchase Maximum Amount, at the VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation) on the applicable VWAP Purchase Date for such VWAP Purchase, pursuant to and in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Company and the Investor may mutually agree to increase the VWAP Purchase Maximum Amount and/or such dollar limit applicable to any VWAP Purchase pursuant to this Agreement. The Company may timely deliver to the Investor a VWAP Purchase Notice for a VWAP Purchase on any Trading Day selected by the Company as the VWAP Purchase Exercise Date for such VWAP Purchase, provided that: (i) the Company may not deliver to the Investor more than one VWAP Purchase Notice on any single Trading Day (such VWAP Purchase Notice to be delivered in accordance with this Agreement); and (ii) the Closing Sale Price of the Common Stock on such VWAP Purchase Exercise Date is not less than the Threshold Price; provided, however, that the Investor may waive any of the requirements or restrictions referred to in clause (i) of this sentence with respect to any VWAP Purchase pursuant to this Agreement prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice therefor. The Investor is obligated to accept each VWAP Purchase Notice properly prepared and timely delivered by the Company to the Investor in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the

Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase Notice for such VWAP Purchase. At or prior to 5:30 p.m., New York time, on the VWAP Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation for such VWAP Purchase substantially in the form of Exhibit B (each, a “VWAP Purchase Confirmation”), setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase.

Section 2.2 Settlement. The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase shall be delivered to the Investor as DWAC Shares not later than 10:00 a.m., New York time, on the 2nd Trading Day immediately following the VWAP Purchase Date for such VWAP Purchase (each, a “VWAP Purchase Share Delivery Date”). The payment for, against delivery of, Shares in respect of such VWAP Purchase shall be settled on or before the VWAP Purchase Share Delivery Date at which the Shares for such VWAP Purchase are delivered to the Investor (each, a “VWAP Purchase Settlement Date”), but in no event later than the first (1st) Trading Date immediately following the VWAP Purchase Share Delivery Date. For each VWAP Purchase, the product of (A) the total number of Shares purchased by the Investor in such VWAP Purchase and (B) the applicable VWAP Purchase Price for such Shares. If the Company shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions or the Transfer Agent despite receipt of a valid request from the Company, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within two (2) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 2.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase (as applicable), then the Company shall, within two (2) Trading Days after the Investor’s request, either (1) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 2.3 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 2.3(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 1,399,348 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 2.3(b)).

(b) At-Market Transaction. Notwithstanding Section 2.3(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the VWAP Purchase Price shall equal or exceed the Minimum Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 2.3(a) is obtained). The parties acknowledge and agree that the Minimum Price represents the greater of book or market value of the Common Stock as of the date that is a Trading Day immediately prior to the receipt of the applicable VWAP Purchase Notice of any VWAP Purchase, as contemplated by Section 713(a) of the NYSE American Company Guide.

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (i) a violation of the Securities Act or (ii) a breach of the rules of the Trading Market. The provisions of this Section 2.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 2.3 may not be waived by the Company or the Investor.

Section 2.4 Beneficial Ownership Limitation. Notwithstanding any other provision of this Agreement, the Investor shall not purchase or acquire, or be obligated or have the right to purchase or acquire, any shares of Common Stock pursuant to this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). If the Company issues a VWAP Purchase Notice with respect to any VWAP Purchase that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such VWAP Purchase Notice, together with all shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would exceed the Beneficial Ownership Limitation. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Trading Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not in excess of 9.99% and not lower than 4.99% of the then issued and outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this Section 2.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.4 to the extent necessary to correct this Section 2.4 (or any portion of this Section 2.4) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 2.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2.4 may not be waived by the Company or the Investor.

Section 2.5 Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Commencement Date, the Company shall deliver irrevocable instructions to its Transfer Agent to electronically issue to the Investor or its designee(s) the Commitment Shares as DWAC Shares, such that they are credited to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program not later than 4:00 p.m. (New York City time) on the 2nd Trading Day immediately following the Commencement Date, and prior to the delivery of the initial VWAP Purchase Notice, all of which Commitment Shares shall be issued pursuant to the Registration Statement and the Prospectus and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against the transfer thereof. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any VWAP Purchases are effected hereunder and regardless of any subsequent termination of this Agreement.

Section 2.6 Baby Shelf Rule. The parties acknowledge that as of the date hereof, offers and sales of securities by the Company under the Registration Statement are limited pursuant to General Instruction I.B.6 for Form S-3 (the “Baby Shelf Rule”). If and when the Company is subject from time to time to the limitations of the Baby Shelf Rule, the Aggregate Limit shall be reduced to the amount that the Company may offer and sell under the Registration Statement after giving effect to the Baby Shelf Rule, and the amounts offered and sold by the Prospectus shall not exceed the limits imposed by the Baby Shelf Rule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company:

Section 3.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

Section 3.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or members is required. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or Governmental Entity applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.12 of this Agreement). The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Securities.

Section 3.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.6 Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, if the Company or its Transfer Agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable settlement date therefor by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 2.4 of this Agreement.

Section 3.7 Certain Trading Activities. Other than with respect to the Commencement of the transactions contemplated hereunder, during the period commencing at the time that the Investor was first contacted by the Company, or any other Person representing the Company, regarding the transactions contemplated hereby and ending immediately prior to the execution of this Agreement, none of the Investor, any of its Affiliates or any entity managed or controlled by the Investor has, directly or indirectly, executed any purchases or sales, including Short Sales, of any securities of the Company (including, without limitation, the Common Stock), or any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis) with respect to any securities of the Company (including, without limitation, the Common Stock).

Section 3.8 Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” in the Initial Prospectus Supplement and any additional Prospectus Supplements filed pursuant to Section 1.3. to the extent required by applicable law and to the extent such Prospectus Supplement is related to the offer and sale of Securities issued and issuable pursuant to this Agreement. The Investor acknowledges that it has conducted due diligence customarily conducted by an underwriter for a registered securities offering.

Section 3.9 Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only in a manner described under the caption “Plan of Distribution” in the Initial Prospectus Supplement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Commission Documents or in any disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.1 Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3 Capitalization. All the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Commission Documents, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Commission Documents and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of capital stock of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has made available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Certificate of Incorporation as in effect on the Commencement Date (the “Charter”), and the Company’s Bylaws as in effect on the Commencement Date (the “Bylaws”).

Section 4.4 Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock.

Section 4.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) other than any conflicts, defaults or rights that have been waived, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the Securities to the Investor in accordance with the terms hereof (other than (i) such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Commencement Date and (ii) any filings which may be required to be made by the Company with the Commission subsequent to the Commencement Date, including, but not limited to, a Prospectus Supplement under Section 1.3 of this Agreement).

Section 4.6 Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since December 31, 2021, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Commencement Date, on the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Commission Document to be filed with or furnished to the Commission after the Commencement Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Section 1.3 during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. Any pro forma financial statements or data included or incorporated by reference in the Commission Documents filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the Registration Statement and the Prospectus or in the Commission Documents incorporated by reference in the Registration Statement and the Prospectus that are required to be described or incorporated by reference in the Registration Statement and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included or incorporated by reference in the Registration Statement and the Prospectus, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any such financial statements, in each case, in order for any of such financials statements to be in compliance with GAAP and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus or that there is any need for the Company to amend or restate any of such financial statements.

(c) Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth or incorporated by reference in the Registration Statement and the Prospectus). Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, since the date of the latest audited financial statements of the Company included in the 2021 Form 10-K, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the 2021 Form 10-K (such date, the “Evaluation Date”). The Company presented in its 2021 Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date and, except as set forth in the 2021 Form 10-K or any Commission Document filed with the Commission for a period subsequent to the period covered by the 2021 Form 10-K and incorporated by reference in the Registration Statement and the Prospectus, the “disclosure controls and procedures” are effective.

(d) The Company has timely filed with the Commission and made available via EDGAR all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 4.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

(e) Marcum LLP (the “Accountant”), whose report dated March 11, 2022 relating to the financial statements of the Company appearing in the 2021 Form 10-K, and the related notes, are independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(f) There is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

Section 4.7 Subsidiaries. The 2021 Form 10-K sets forth each Subsidiary of the Company as of the Commencement Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Commencement Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporate by reference in, or contemplated by, the Registration Statement and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect.

Section 4.8 No Material Adverse Effect. Except as otherwise disclosed in any Commission Document, since the end of the Company’s most recent audited fiscal year: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents, including, without limitation, as a result of the outbreak of COVID-19, or as a result of any measures intended to contain the outbreak of COVID-19 imposed by any federal, state, local or foreign government or government agency in any country or region in which the Company, or any of its agents, consultants, advisors or vendors, has assets or properties or conducts business, including, without limitation, any limitations, curtailments, suspensions or closures of businesses, business offices or establishments, schools, properties and other public areas due to quarantines, curfews, travel restrictions, workplace controls, “stay-at-home” orders, social distancing requirements or guidelines or other public gathering restrictions or limitations; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 4.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2021 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.10 No Undisclosed Events or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the Registration Statement or the Prospectus, which has not been disclosed or incorporated by reference in the Registration Statement and the Prospectus, or (ii) would reasonably be expected to have a Material Adverse Effect.

Section 4.11 Indebtedness. The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2022 sets forth, as of March 31, 2022, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 4.12 Title To Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the Registration Statement and the Prospectus.

Section 4.13 Actions Pending. There are no legal or governmental proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described or incorporated by reference in the Registration Statement and the Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference therein.

Section 4.14 Compliance With Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth or incorporated by reference in the Registration Statement and the Prospectus and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.15 Certain Fees. No brokers, finders or financial advisory fees or commissions is or shall be payable by the Company or any Subsidiary (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Investor or the Broker-Dealer for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s Knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. No “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member or person associated with any FINRA member, during the period commencing 180 days immediately preceding the Commencement Date and ending on the date this Agreement is terminated in accordance with Article VII, that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.

Section 4.16 Operation of Business.

(a) The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign Governmental Entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described or incorporated by reference in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 4.16(a) does not relate to environmental matters, such items being the subject of Section 4.17.

(b) Except as described or incorporated by reference in the Registration Statement and the Prospectus, the Company and its Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s Knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any of its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ Intellectual Property. No other Person has any right or claim in any of the Company’s or any of its Subsidiaries’ Intellectual Property by virtue of any contract, license or other agreement entered into between such Person and the Company or any of its Subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any claim challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries, which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

Section 4.17 Environmental Compliance. Other than as set forth or incorporated by reference in the Registration Statement and the Prospectus, to the Knowledge of the Company, the Company and its Subsidiaries are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Other than as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no judgment, decree, injunction, rule, writ or order of any Governmental Entity under any Environmental Laws outstanding against the Company and its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.18 Material Agreements. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described the Registration Statement, the Prospectus, and the Commission Documents filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus, as of the applicable date or time this representation is being made under Article VI hereof conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.19 Transactions With Affiliates. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.20 Securities Act. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities contemplated by this Agreement.

(a) The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act, the Registration Statement, including a base prospectus relating to the Securities. The Registration Statement was declared effective by order of the Commission on May 25, 2021. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s Knowledge, threatened by the Commission. No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission.

(b) As of the Commencement Date, the Company satisfies all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Securities contemplated by this Agreement (subject to the limitations imposed by the Baby Shelf Rule). The Company is not, and has not previously been at any time, a “shell company” (as such term is defined in Rule 405 under the Securities Act). Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act. The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission, and will comply in all material respects at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, with the requirements of the Securities Act, and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission, and shall not at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Commencement Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The Base Prospectus complied in all material respects on its date and on the Commencement

Date, and will comply in all material respects on each applicable Purchase Condition Satisfaction Time and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Purchase Condition Satisfaction Time with the requirements of the Securities Act and did not on its date and on the Commencement Date and shall not on each applicable VWAP Purchase Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable VWAP Purchase Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(c) Each Prospectus Supplement required to be filed pursuant to Section 1.3 hereof, when taken together with the Base Prospectus and any applicable Permitted Free Writing Prospectus, on its date and on the applicable VWAP Purchase Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable VWAP Purchase Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(d) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Securities, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act). Each Permitted Free Writing Prospectus (a) shall conform in all material respects to the requirements of the Securities Act on the date of its first use, (b) when considered together with the Prospectus on each applicable VWAP Purchase Exercise Date and on each applicable VWAP Purchase Settlement Date, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (c) shall not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The immediately preceding sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(e) Prior to the Commencement Date, the Company has not distributed any offering material in connection with the offering and sale of the Securities. From and after the Commencement Date and prior to the completion of the distribution of the Securities, the Company shall not distribute any offering material in connection with the offering and sale of the Securities, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

Section 4.21 Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as set forth or incorporated by reference in the Registration Statement and the Prospectus, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 4.22 Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Initial Prospectus Supplement and any other Prospectus Supplement filed pursuant to Section 1.3 or other Commission Document incorporated by reference in the Initial Prospectus Supplement and any other Prospectus Supplement.

Section 4.23 Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Initial Prospectus Supplement and any other Prospectus Supplement filed pursuant to Section 1.3 or other Commission Document incorporated by reference in the Initial Prospectus Supplement and any other Prospectus Supplement, shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.24 ERISA. Except for the Company’s 401(k) plan for participation by the Company’s employees or as set forth or incorporated by reference in the Registration Statement and the Prospectus, the Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

Section 4.25 Taxes. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

Section 4.26 Insurance. (i) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts and subject to such self-insurance retentions as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) the Company and its Subsidiaries have no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in the Registration Statement and the Prospectus.

Section 4.27 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 4.28 Listing and Maintenance Requirements; DTC Eligibility. As of the Commencement Date, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Commission Documents and as of the Commencement Date, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. Except as set forth in the Commission Documents and as of the Commencement Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 4.29 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, each as may be amended, and the rules and regulations thereunder (the “FCPA” and “UKBA”, respectively), or other applicable anti-bribery laws and regulations, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UKBA or other applicable anti-bribery laws and regulations; and the Company, its Subsidiaries and, to the Knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the UKBA or other applicable anti-bribery laws and regulations, and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 4.30 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.31 OFAC. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered by the U.S. government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or other relevant sanctions authority, and (ii) will use the proceeds of this offering, directly or indirectly, to fund or facilitate the activities of any Sanctioned Persons or entity or any country, region or territory that is, at the time of such funding or facilitation, subject to Sanctions or any person or entity located in a country, region or territory subject to Sanctions (including any administered or enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury). Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country, region or territory (including at the time of this agreement, Cuba, Iran, North Korea, Syria and Crimea, and potentially Russia) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company and its Subsidiaries have not engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to deal or transact with Sanctioned Persons, or with or in Sanctioned Countries.

Section 4.32 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement and the Prospectus. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by this Agreement (including, without limitation, the representations and warranties of the Company contained in this Article IV (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the transactions contemplated by this Agreement (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 4.34 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 4.35 IT Systems. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear to its knowledge of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.36 Compliance With Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Section 4.37 Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 4.38 Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to each VWAP Purchase Notice delivered by the Company to the Investor pursuant to this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 4.39 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 4.40 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 4.41 Potential Products; FDA; EMEA.

(a) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of medical devices and biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(b) The Company has not received any written notices or statements from the FDA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) medical device or other product candidate of the Company (each a “Potential Product”) may or will be rejected or determined to be non-approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any jurisdiction for any Potential Product is or may be required, requested or being implemented; (iii) one or more clinical studies for any Potential Product shall or may be requested or required in addition to the clinical studies submitted to the FDA prior to the date hereof as a precondition to or condition of issuance or maintenance of a marketing approval for any Potential Product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or Potential Product of the Company has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) To the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and Potential Products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not aware of any studies, tests or trial the results of which reasonably call into question the results of the tests and trials conducted by or on behalf of the Company. The Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or Potential Product of the Company, any alleged product defect of any product or Potential Product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.

Section 4.42 Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement or the transactions contemplated hereby is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article III of this Agreement.

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as applicable, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

Section 5.1 Securities Compliance. The Company shall notify the Trading Market, as required, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals required to be undertaken or obtained by the Company for the legal and valid issuance of the Securities to the Investor in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall take all reasonably necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals required to be obtained by the Company under the Securities Act of 1933, as amended, and any rules of the Trading Market in order to (i) qualify the Securities for offering and sale to the Investor, or to obtain an exemption for the Securities to be offered and sold to the Investor and (ii) qualify the Securities for offer and resale by the Investor, or to obtain an exemption for the Securities to be offered and resold by the Investor, in each case under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Investor may reasonably designate, and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

Section 5.2 Prospectus Supplement. The Company shall, within three (3) business days of the execution of this Agreement, file with the Initial Prospectus Supplement with the SEC.

Section 5.3 Registration and Listing. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, shall comply in all material respects with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Without limiting the generality of the foregoing, the Company shall file all reports, schedules, registrations, forms, statements, information and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act, including all material required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company shall use its reasonable best efforts to continue the listing and trading of its Common Stock and the listing of the Commitment Shares acquired and the Shares purchased by the Investor hereunder on the Trading Market, and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the Trading Market. The Company shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.4 Compliance with Laws.

(a) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations, permits and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act and the Exchange Act. Without limiting the foregoing: (A) neither the Company nor any of its officers or directors (1) will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (2) sell, bid for, purchase, or pay any compensation for soliciting purchases of, any of the Securities; and (B) neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any applicable export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA, the UKBA, the Money Laundering Laws and OFAC. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(b) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and any applicable securities laws of any non-U.S. jurisdictions. Neither the Investor nor any of its officers or directors will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities.

Section 5.5 Due Diligence. Subject to the requirements of Section 5.11 of this Agreement, from time to time during the Investment Period, with 24 hours advance notice, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence. The Company shall not be required to reimburse the Investor or its counsel or advisors in connection with any such due diligence from and after the date of this Agreement.

Section 5.6 Reservation of Common Stock; No Frustration; No Dilutive Issuances; No Similar Transactions.

(a) Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 2.5 and Section 6.1 within the time period specified in such Sections, (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (iii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase.

(b) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor as DWAC Shares not later than 4:00 p.m. (New York time) (i) on the 2nd Trading Day immediately following the Commencement Date, and (ii) prior to the delivery of the initial VWAP Purchase Notice and (ii) the Shares to the Investor in respect of a VWAP Purchase on the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase. For the avoidance of doubt, nothing in this Section 5.5(b) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.1 (subject in all cases to Section 7.3).

(c) No Dilutive Issuances Before Settlement of a Pending Purchase. None of the Company or any Subsidiary shall issue, sell or grant any right, option or warrant to purchase, or issue, sell or grant any right to reprice (or reset the purchase price therefor), or otherwise dispose of for cash (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant of any option or warrant to purchase or other disposition for cash (or any agreement, plan or arrangement therefor), at any time during the period beginning on the Trading Day immediately preceding each VWAP Purchase Exercise Date for a VWAP Purchase and ending on and including the third (3rd) Trading Day after the later of (1) the VWAP Purchase Settlement Date for such VWAP Purchase and (2) such later Trading Day after such VWAP Purchase Settlement Date on which such VWAP Purchase is fully settled in accordance with this Agreement (each such period for each VWAP Purchase, a “Reference Period”), any Common Stock or Common Stock Equivalents, at an effective price per share of Common Stock less than the applicable VWAP Purchase Price per Share for such VWAP Purchase (as applicable) (such price, the “Reference Price”) to be to be paid by the Investor in such VWAP Purchase effected during such Reference Period (each such issuance, a “Dilutive Issuance”), other than an Exempt Issuance (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share of Common Stock that is less than the applicable Reference Price, such issuance shall be deemed to have occurred for less than the applicable Reference Price on such date of the Dilutive Issuance at such effective price). If the Company enters into a Variable Rate Transaction involving the issuance of Common Stock Equivalents having a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock Equivalents, the Company shall be deemed to have issued, as of the date the Common Stock Equivalents were issued (whether or not such Common Stock Equivalents are then immediately exercisable or convertible), the Common Stock underlying such Common Stock Equivalents at the lowest possible conversion or exercise price at which such Common Stock Equivalents may be converted or exercised for Common Stock (and if such Common Stock Equivalents include a “floor price” representing the lowest conversion or exercise price at which such Common Stock Equivalents may be converted or exercised, the Company shall be deemed to have issued the Common Stock underlying such Common Stock Equivalents at a price equal to such floor price). The Investor shall be entitled to seek injunctive relief against the Company, and any Subsidiary (as applicable) to preclude any such Dilutive Issuance that does not constitute an Exempt Issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(d) No Other Similar Transactions. From and after the date of this Agreement until the earliest of (i) the date of automatic termination of this Agreement pursuant to Section 7.1, (ii) the effective date of termination of this Agreement by the mutual written consent of the parties hereto pursuant to Section 7.1, and (iii) the effective date of termination of this Agreement by the Investor pursuant to Section 7.2, neither the Company nor any Subsidiary shall issue, sell or grant any, or otherwise dispose of or issue (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant or other disposition or issuance (or any agreement, plan or arrangement therefor) any Common Stock or Common Stock Equivalents (or a combination of units thereof) in any “equity line of credit” in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents (or any combination of units thereof) at a future determined price, other than (A) any Securities issued to the Investor pursuant to this Agreement, (B) any equity or debt securities of the Company issued to the Investor or any of its respective Affiliates pursuant to any contract or arrangement other than this Agreement or the transactions contemplated hereby, by and between the Company, on the one hand, and the Investor and/or any of its Affiliates, on the other hand, or (C) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its Affiliates at any time. From and after the date of this Agreement until the effective date of termination of this Agreement pursuant to and in accordance with Section 7.1 or Section 7.2 (subject in all cases to Section 7.3), neither the Company nor any Subsidiary shall issue, sell or grant any, or otherwise dispose of or issue (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant or other disposition or issuance (or any agreement, plan or arrangement therefor) any Common Stock or Common Stock Equivalents (or a combination of units thereof) in any “at the market offering” or “equity distribution program” to or through one or more registered broker-dealers acting as agent or principal under one or more written agreements between the Company and such registered broker-dealer(s) while there this an outstanding VWAP Purchase.

Section 5.7 Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue any VWAP Purchase Notice during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

Section 5.8 Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(a) Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, this Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (i) the Investor shall not previously have been advised, (ii) the Company shall not have given the Investor and its counsel a reasonable opportunity to comment on a draft thereof prior to filing with the Commission, (iii) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel prior to filing with the Commission, or (iv) the Investor shall reasonably object after being so advised or after having completed its review (provided, however, that the failure of the Investor to make such objection shall not relieve the Company of any obligation or liability under this Agreement or affect the Investor’s right to rely on the representations and warranties made by the Company in this Agreement), unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof (it being acknowledged and agreed that the provisions of Section 1.3, and not this Section 5.7, shall apply with respect to the Initial Prospectus Supplement). In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company shall not file any (1) Prospectus Supplement with respect to the Securities, without delivering or making available a copy of such Prospectus Supplement (in the form filed with the Commission), together with the Base Prospectus, to the Investor promptly after the filing thereof with the Commission, or (2) any amendment to the Registration Statement, without promptly delivering or making available a copy of such amendment to the Registration Statement (in the form filed with the Commission) to the Investor promptly after the filing thereof with the Commission, in each case via e-mail in “.pdf” format to an e-mail account designated by the Investor.

(b) The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act. The Investor has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 5.9 Prospectus Delivery. For so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company will furnish to the Investor and its counsel (at the expense of the Company) copies of the Base Prospectus and all Prospectus Supplements that are filed with the Commission, in each case, in the form filed with the Commission, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by the Investor and, at the Investor’s request, will also furnish copies of the Base Prospectus and all Prospectus Supplements, in each case, in the form filed with the Commission, to each exchange or market on which sales of the Securities may be made and to each Broker-Dealer or other Person designated by the Investor. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Securities may be sold by the Investor, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.7(a) above, file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Investor a copy thereof in accordance with this Section 5.9. The Investor shall comply with any Prospectus delivery requirements under the Securities Act applicable to it. The Investor acknowledges and agrees that it is not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities.

Section 5.10 Selling Restrictions. Except as expressly set forth below, the Investor covenants that commencing upon the execution of this Agreement on the Commencement Date and ending on the date of any termination of this Agreement pursuant to Section 7.1 or Section 7.2 (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, with respect to each of clauses (i) and (ii) hereof, either for its own account or for the account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted

Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that the Investor is unconditionally obligated to purchase under a pending VWAP Purchase Notice, but has not yet received from the Company or its transfer agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such pending VWAP Purchase Notice (as applicable) to the purchaser thereof promptly upon the Investor’s receipt of such Shares from the Company in accordance with Section 2.4 of this Agreement and (Y) neither the Company or its transfer agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable VWAP Purchase Share Delivery Date for such VWAP Purchase (as applicable) in accordance with Section 2.4 of this Agreement. In addition to the foregoing, in connection with any sale of Securities, the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.11 Effective Registration Statement. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of Securities by the Company to the Investor, and for the resale of Securities by the Investor, at all times during the term of this Agreement and, to the extent the Investor owns any Securities upon the termination of this Agreement shall maintain the effectiveness of the Registration Statement with respect to the registration of those Securities, until the 180th day next following the termination of this Agreement (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall prepare and, subject to Section 5.7(a) above, file with the Commission, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of Securities by the Company to the Investor, and for the resale of Securities by the Investor, at all times during the Registration Period.

Section 5.12 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents, on the Cleansing Date (defined below) and in compliance with the conditions set forth below, the Investor may publicly disclose such information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents, to the extent the Investor (in its reasonable good faith judgment) deems such information to be material non-public information, in the form of a press release, public advertisement or otherwise; provided, however, prior to exercising this right, the Investor shall provide the Company with written notice of the Company’s alleged failure to disclose such information, which notice shall (i) include a description of the disclosure that the Investor intends to make and (ii) provide the Company with at least one (1) business day to cure such failure (the first business day following such one-business day cure period, the “Cleansing Date”). The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 5.13 Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may acquire or purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions, and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 5.14 Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

Section 5.15 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 5.16, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 5.15 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.1 (subject in all cases to Section 7.3).

Section 5.16 Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice relates.

Section 5.17 Disclosure Schedule.

(a) From time to time during the Investment Period, the Company shall be permitted to update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(a). For purposes of this Section 5.17, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.17 shall cure a prior breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect thereto.

(b) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

ARTICLE VI

CONDITIONS TO COMMENCEMENT;

CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 6.1 Conditions to Commencement. On the Commencement Date, the Company shall deliver irrevocable instructions to its Transfer Agent to electronically transfer the Commitment Shares to the Investor or its designee(s) as DWAC Shares, not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Commencement Date, which Commitment Shares shall be issued pursuant to the Registration Statement and shall not contain any restrictive legends placed thereon by the Transfer Agent. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On or prior to the Commencement Date, the Company shall deliver to the Investor (a) the opinion and negative assurance letter of outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the parties hereto, (b) a certificate from the Company, dated the Commencement Date, in the form of Exhibit C hereto, and (c) a copy of the irrevocable instructions to the Transfer Agent regarding the Commitment Shares. On or prior to the Commencement Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor, the Investor Expense Reimbursement in accordance with Section 9.1, all of which Investor Expense Reimbursement shall be fully earned and non-refundable as of the Commencement Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Commencement Date, the Investor shall obtain from its own counsel such opinions and negative assurance letters as are customarily delivered to an underwriter in a registered securities offering, and in the forms mutually agreed to by such counsel and the Investor, unless waived by the Investor.

Section 6.2 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the Shares to the Investor under any VWAP Purchase Notice delivered to the Investor by the Company under this Agreement on or after the Commencement Date (as applicable) is subject to the satisfaction at the applicable Purchase Condition Satisfaction Time, or (to the extent permitted by applicable law) the waiver, of each of the conditions set forth in this Section 6.2. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion, except as expressly provided below.

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (i) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the applicable Purchase Condition Satisfaction Time with the same force and effect as if made at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties shall be true and correct in all material respects as of such other date or time and (ii) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct at the applicable Purchase Condition Satisfaction Time with the same force and effect as if made at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties shall be true and correct as of such other date or time.

(b) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (i) as of the Commencement Date, is sufficient to issue to the Investor not less than (A) the Total Commitment worth of Common Stock plus (B) the Commitment Shares, in all cases subject to the further limitations of the Exchange Cap and/or Baby Shelf Rule to which the Company may from time to time be subject, and (ii) as of the applicable VWAP Purchase Exercise Date (as applicable), is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable VWAP Purchase Notice.

(c) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.3, and all Prospectus Supplements, including the Initial Prospectus Supplement, required to have been filed with the Commission pursuant to Section 1.3 shall have been filed with the Commission in accordance with Section 1.3. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall have been filed with the Commission and such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act. All other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(d) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Purchase Condition Satisfaction Time.

(e) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(f) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Condition Satisfaction Time), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market). At any time since the most recent prior Purchase Condition Satisfaction Time (as applicable), none of the events described in clauses (i), (ii) and (iii) of Section 5.6 shall have occurred (but an event described in clause (iii) of Section 5.6 shall only apply if it has not been cured through the filing of a report with the Commission on EDGAR).

(g) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Entity shall have been commenced, and no inquiry or investigation by any Governmental Entity shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (i) exceed the applicable VWAP Purchase Maximum Amount, (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, (iii) cause the Exchange Cap (to the extent applicable under Section 2.3) to be exceeded, unless in the case of this subclause (iii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market, or (iv) cause the Company to issue Securities in excess of the Baby Shelf Rule.

Section 6.3 Conditions Precedent to the Obligations of the Investor. The obligation hereunder of the Investor to accept a VWAP Purchase Notice (as applicable) timely delivered to the Investor by the Company under this Agreement on or after the Commencement Date and to acquire and pay for the Shares subject to such VWAP Purchase Notice, respectively, is subject to the satisfaction at the applicable Purchase Condition Satisfaction Time, or (to the extent permitted by applicable law) the waiver, of each of the conditions set forth in this Section 6.3. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion, except as expressly provided below.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the applicable Purchase Condition Satisfaction Time with the same force and effect as if made at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties shall be true and correct in all material respects as of such other date or time and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct at the applicable Purchase Condition Satisfaction Time with the same force and effect as if made at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties shall be true and correct as of such other date or time.

(b) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (i) as of the Commencement Date, is sufficient to issue to the Investor not less than (A) the Total Commitment worth of Common Stock plus (B) the Commitment Shares, in all cases subject to the further limitations of the Exchange Cap and/or Baby Shelf Rule to which the Company may from time to time be subject, and (ii) as of the applicable VWAP Purchase Exercise is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable VWAP Purchase Notice. As of the Commencement Date and the applicable VWAP Purchase Exercise Date, the Investor shall be permitted to utilize the Prospectus to resell all of the Securities it then owns or has the right to acquire pursuant to all VWAP Purchase Notices delivered by the Company to the Investor pursuant to this Agreement.

(c) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.3, and all Prospectus Supplements required to have been filed with the Commission pursuant to Section 1.3 shall have been filed with the Commission in accordance with Section 1.3. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall have been filed with the Commission and such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act. All other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(d) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Condition Satisfaction Time), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction). At any time since the most recent prior Purchase Condition Satisfaction Time (as applicable), none of the events described in clauses (i), (ii) and (iii) of Section 5.6 shall have occurred (but an event described in clause (iii) of Section 5.6 shall only apply if it has not been cured through the filing of a report with the Commission on EDGAR).

(e) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Purchase Condition Satisfaction Time. The Company shall have delivered to the Investor at or prior to the applicable Purchase Condition Satisfaction Time the Compliance Certificate substantially in the form attached hereto as Exhibit D.

(f) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(g) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Entity shall have been commenced, and no inquiry or investigation by any Governmental Entity shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking material damages in connection with such transactions.

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (i) exceed the applicable VWAP Purchase Maximum Amount, (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, (iii) cause the Exchange Cap (to the extent applicable under Section 2.3) to be exceeded, unless in the case of this clause (iii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market, or (iv) cause the Company to issue Securities in excess of the Baby Shelf Rule.

(i) Shares and Commitment Shares Authorized and Delivered. The Shares issuable pursuant to such VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. The Company shall have timely delivered all Commitment Shares to the Investor or its designee(s) as DWAC Shares in accordance with Section 2.5 and Section 6.1.

(j) Listing of Securities. All of the Securities that may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(k) No Termination Event. There shall not have occurred any event that would permit the Investor to terminate this Agreement pursuant to Section 7.2.

(l) Bring Down Opinions of Counsel. Each time the Company (i) files a Prospectus Supplement relating to the Securities pursuant to Section 1.3 (other than the Initial Prospectus Supplement), (ii) amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Securities (other than as set forth in clauses (iii) and (iv) hereof); (iii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); or (iv) files a Quarterly Report on Form 10-Q or Form 10-Q/A or a Current Report on Form 8-K or Form 8-K/A that contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Registration Statement or any Prospectus Supplement (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Investor, within three (3) Trading Days after each filing date thereof, the opinion letter and negative assurance letter from outside counsel to the Company, in the forms mutually agreed to by the parties hereto prior to the date hereof. Simultaneously with the delivery of such opinion by counsel to the Company, the Investor shall obtain from its own counsel such opinions and negative assurance letters as are customarily delivered to an underwriter in a registered securities offering, and in the forms mutually agreed to by such counsel and the Investor, unless waived by the Investor. The requirement to provide the opinion “bring down” under this Section 6.3(l) shall be waived for any Representation Date referred to in clause (iv) above with respect to a fiscal quarter during which no Shares were sold hereunder, which waiver shall continue until the earlier to occur of the date the Company delivers a VWAP Purchase Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver a VWAP Purchase Notice to the Investor following a Representation Date when the Company relied on such waiver and did not provide the Investor with the opinion “bring down” under this Section 6.3(l), then before the Company delivers the VWAP Purchase Notice, respectively, to the Investor, the Company shall provide the Investor with opinion “bring down” from outside counsel to the Company, in the forms mutually agreed to by the parties hereto prior to the date hereof, dated the date of the VWAP Purchase Notice, respectively.

ARTICLE VII

TERMINATION

Section 7.1 Automatic Termination; Termination by Mutual Consent; Termination by the Company. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically, without any further action or notice by any Person, on the earliest to occur of (i) the expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 7.3, the Company may terminate this Agreement, at any time and in its sole discretion, effective upon ten (10) Trading Days’ prior written notice to the Investor delivered in accordance with Section 9.4; provided, however, that (i) the Company shall have issued all Commitment Shares to the Investor in accordance with Section 2.5 and shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 9.1 of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

Section 7.2 Other Termination. Subject to Section 7.3, the Investor shall have the right to terminate this Agreement effective upon three (3) Trading Days’ prior written notice to the Company in accordance with Section 9.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the effectiveness of the Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or the Registration Statement or any post-effective amendment thereto, or any Prospectus Supplement otherwise becomes unavailable for the sale to the Investor of all of the Securities included therein, and such lapse or unavailability continues for a period of continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period, other than due to acts of the Investor; (d) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (e) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 7.3 Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 7.1 or 7.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except that (a) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect notwithstanding such termination, (b) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(a) (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.6 (Stop Orders), Section 5.7 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.8 (Prospectus Delivery), Section 5.10 (Effective Registration Statement), Section 5.11 (Non-Public Information) and Section 5.12 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination, and (c) if the Investor or its designee(s) own any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of thirty (30) days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the applicable VWAP Purchase Settlement Date (as applicable) related to any pending VWAP Purchase Notice, respectively, that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under this Agreement with respect to any pending VWAP Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase, respectively, under this Agreement), (ii) affect the Investor Expense Reimbursement payable to the Investor, all of which Investor Expense Reimbursement shall be non-refundable when paid on the Commencement Date pursuant to Section 9.1, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iii) affect any Commitment Shares previously issued or delivered, or any rights of any holder thereof, it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 General Indemnity.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Investor, each of its directors, officers, partners, employees, investment managers, investment advisors and Affiliates, and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Investor and each such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (i) any violation of United States federal or state securities laws or the rules and regulations of the Trading Market in connection with the transactions contemplated by this Agreement by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (ii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such Person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such Person from whom the Person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 1.3, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such Person to such Person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such Person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

The Company shall reimburse the Investor and each such controlling Person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified Persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

(b) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, each of its directors, officers, employees and Affiliates, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Company and each such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Current Report, the Registration Statement or any Prospectus Supplement or Permitted Free Writing

Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report, the Registration Statement or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

The Investor shall reimburse the Company and each such director, officer or controlling Person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified Persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2 Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 8.1, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (a) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (b) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (c) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Securities which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified Person at law or in equity.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Commencement Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, an aggregate amount up to $20,000 (the “Investor Expense Reimbursement”) as reimbursement for the Investor’s reasonable out-of-pocket expenses (including the Investor’s legal fees and expenses), in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence of the Company and review of the Registration Statement, the Initial Prospectus Supplement, the Current Report, any Permitted Free Writing Prospectus and all other related transaction documentation. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3 Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Myomo, Inc.

137 Portland St., 4th Floor

Boston, Massachusetts 02114

Telephone Number: (617) 996-9058

Email: david.henry@myomo.com

Attention: David A. Henry

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

601 Marshall St.

Redwood City, CA 94063

Telephone Number: (650) 752-3355

Email: jxu@goodwinlaw.com

Attention: James Xu

If to the Investor:

Keystone Capital Partners, LLC

139 Fulton Street

Suite 412

New York, New York 10038

Telephone Number: (646) 349-0916

Email: fz@keystone-cp.com

Attention: Fredric G. Zaino

With a copy (which shall not constitute notice) to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Email: matt@nannaronelaw.com

Attention: Matthew McMurdo.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and number of shares of Common Stock in this Agreement shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (a) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect notwithstanding such termination, (b) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(a) (Securities Compliance), Section 5.4 (Compliance with Laws), Section 5.5 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination, and (c) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.3 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of thirty (30) days following such termination.

Section 9.10 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 9.11 Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 6.3(k).

Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13 No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

MYOMO, INC.:

By:	/s/ David A. Henry
Name:David A. Henry
Title:Chief Financial Officer

KEYSTONE CAPITAL PARTNERS, LLC:

By:	/s/ Marissa Welner
Name: Marissa Welner
Title: Authorized Signatory

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 1.1.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Prospectus” shall mean the Company’s prospectus, dated June 25, 2021, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 2.5.

“BHCA” shall have the meaning assigned to such term in Section 4.34.

“Bloomberg” means Bloomberg, L.P.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.12.

“Bylaws” shall have the meaning assigned to such term in Section 4.3.

“Charter” shall have the meaning assigned to such term in Section 4.3.

“Cleansing Date” shall have the meaning assigned to such term in Section 5.11.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 4.24.

“Commencement” shall have the meaning assigned to such term in Section 2.1.

“Commencement Date” shall have the meaning assigned to such term in Section 2.1.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2021, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2021 (the “2021 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company during the Investment Period, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares means 50,000 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Commencement Date, the Company has caused its Transfer Agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Commencement Date.

“Common Stock” shall have the meaning assigned to such term in the Recitals.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the Preamble.

“Cover Price” shall have the meaning assigned to such term in Section 2.4.

“Current Report” shall have the meaning assigned to such term in Section 1.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Dilutive Issuance” shall have the meaning assigned to such term in Section 5.5(c).

“Disclosure Schedule” shall have the meaning assigned to such term in Article IV.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 4.28.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s transfer agent to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” shall have the meaning assigned to such term in Section 4.3.

“Eligible Market” means the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or the NYSE American (or any nationally recognized successor to any of the foregoing).

“EMEA” shall have the meaning assigned to such term in Section 4.42(b).

“Environmental Laws” shall have the meaning assigned to such term in Section 4.17.

“ERISA” shall have the meaning assigned to such term in Section 4.24.

“Evaluation Date” shall have the meaning assigned to such term in Section 4.6(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 2.3(a).

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any equity or debt securities of the Company issued to the Investor or any of their respective Affiliates pursuant to any contract or arrangement other than this Agreement or the transactions contemplated hereby, by and between the Company, on the one hand, and the Investor and/or any of its Affiliates, on the other hand, (3) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its respective Affiliates at any time, or (4) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (4) have not been amended since the date of this

Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” shall have the meaning assigned to such term in Section 4.29.

“FDA” shall have the meaning assigned to such term in Section 4.42(a).

“Federal Reserve” shall have the meaning assigned to such term in Section 4.24

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 4.6(b).

“GDPR” shall have the meaning assigned to such term in Section 4.35.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“HIPPA” shall have the meaning assigned to such term in Section 4.35.

“Indebtedness” shall have the meaning assigned to such term in Section 4.11.

“Initial Prospectus Supplement” shall have the meaning assigned to such term in Section 1.3.

“Intellectual Property” shall have the meaning assigned to such term in Section 4.16(b).

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is terminated pursuant to Article VII.

“Investor” shall have the meaning assigned to such term in the Preamble.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 9.1.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 promulgated under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“IT Systems” shall have the meaning assigned to such term in Section 4.35.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under their direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated hereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Agreements” shall have the meaning assigned to such term in Section 4.18.

“Minimum Price” means the greater of book or market value of the Common Stock on the Trading Day that is immediately prior to the date of each VWAP Purchase, as contemplated by Section 713(a) of the NYSE American Company Guide.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 4.30.

“MPA Period” means the period commencing at 9:30 a.m., New York City time, on the Trading Day immediately prior to the Trading Day on which the Company makes a public disclosure of material information concerning the Company, its business or its securities (whether via issuance of a press release, filing of a Commission Document with the Commission, or otherwise), and ending at 9:30 a.m., New York City time, on the first (1st) Trading Day immediately following the Trading Day on which the Company has made such public disclosure of material information.

“NOLs” shall have the meaning assigned to such term in Section 4.25.

“OFAC” shall have the meaning assigned to such term in Section 4.31.

“Permits” shall have the meaning assigned to such term in Section 4.16(a).

“Permitted Free Writing Prospectus” shall have the meaning assigned to such term in Section 5.7(b).

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 4.35.

“Policies” shall have the meaning assigned to such term in Section 4.36.

“Potential Product” shall have the meaning assigned to such term in Section 4.42(b).

“Privacy Laws” shall have the meaning assigned to such term in Section 4.36.

“Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein, together with any Permitted Free Writing Prospectus.

“Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Condition Satisfaction Time” shall mean both (A) at the time of delivery of the applicable VWAP Purchase Notice to the Investor on the applicable VWAP Purchase Exercise Date for such VWAP Purchase and (B) immediately prior to the applicable VWAP Purchase Commencement Time on the applicable VWAP Purchase Date for such VWAP Purchase.

“Reference Period” shall have the meaning assigned to such term in Section 5.5(c).

“Reference Price” shall have the meaning assigned to such term in Section 5.5(c).

“Registration Period” shall have the meaning assigned to such term in Section 5.10.

“Registration Statement” shall mean the registration statement on Form S-3, Commission File Number 333-258321, filed by the Company with the Commission under the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including any related abbreviated registration statement to register additional shares of Common Stock filed by the Company pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, including any comparable successor registration statement filed by the Company with the Commission under the Securities Act for the registration of shares of its Common Stock, including the Shares.

“Representation Date” shall have the meaning assigned to such term in Section 6.3(l).

“Restricted Period” shall have the meaning assigned to such term in Section 5.10.

“Restricted Person” shall have the meaning assigned to such term in Section 5.10.

“Restricted Persons” shall have the meaning assigned to such term in Section 5.10.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market), as reported by Bloomberg.

“Sanctions” shall have the meaning assigned to such term in Section 4.31.

“Sanctioned Countries” shall have the meaning assigned to such term in Section 4.31.

“Sanctioned Country” shall have the meaning assigned to such term in Section 4.31.

“Sanctioned Persons” shall have the meaning assigned to such term in Section 4.31.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 4.6(c).

“Securities” shall mean, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” means, with respect to a VWAP Purchase, $0.50, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) the adjusted price and (ii) $0.50.

“Total Commitment” shall have the meaning assigned to such term in Section 1.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for trading for a period of time less than the customary time.

“Trading Market” means The NYSE American (or any nationally recognized successor thereto).

“Transfer Agent” means VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, or such other Person who is then serving as the Transfer Agent for the Company in respect of the Common Stock.

“UKBA” shall have the meaning assigned to such term in Section 4.29.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Investor or an Affiliate of the Investor) or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 2.1.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 2.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 2.1, 9:30:01 a.m., New York City time, on the VWAP Purchase Date for such VWAP Purchase, or such later time on such VWAP Purchase Date publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular) trading session on the Trading Market (or on such Eligible Market, as applicable) on such VWAP Purchase Date.

“VWAP Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the Trading Day immediately following the VWAP Purchase Exercise Date for such VWAP Purchase.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the Trading Day on which the Investor receives, after 4:00 p.m., New York City time, but prior to 5:30 p.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 2.1, a number of shares of Common Stock equal to the lesser of (i) the Beneficial Ownership Cap and (ii) a number of Shares equal to (A) the VWAP Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date for such VWAP Purchase.

“VWAP Purchase Minimum Price Threshold” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the Minimum Price.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 2.1, an irrevocable written notice, substantially in the form of Exhibit A, timely delivered by the Company to the Investor on the applicable VWAP Purchase Exercise Date for such VWAP Purchase, directing the Investor to purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 2.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase equal to ninety percent (90%) of the lower of (i) the VWAP for the applicable VWAP Purchase Period on the applicable VWAP Purchase Date for such VWAP Purchase, and (ii) the Closing Sale Price of the Common Stock on such applicable VWAP Purchase Date for such VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Settlement Date” shall have the meaning assigned to such term in Section 2.4.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 2.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 2.4.

“VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 2.1, forty percent (40%).

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 2.1, a number of shares of Common Stock equal to (i) the number of Shares specified by the Company in the applicable VWAP Purchase Notice as the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Termination Time” means, with respect to an VWAP Purchase made pursuant to Section 2.1, the earliest of (i) 2:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market as the official close of trading on such Eligible Market) on such applicable VWAP Purchase Date, (ii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the total number (or volume) of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has exceeded the applicable VWAP Purchase Share Volume Maximum, and (iii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the Sale Price has fallen below the applicable VWAP Purchase Minimum Price Threshold.

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

FORM OF VWAP PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of August 2, 2022, (the “Purchase Agreement”) between MYOMO, INC., a Delaware corporation (the “Company”), and KEYSTONE CAPITAL PARTNERS, LLC, a Montana limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this VWAP Purchase Notice to exercise a VWAP Purchase for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date:

VWAP Purchase Date:

VWAP Purchase Share Delivery Date:

VWAP Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	MYOMO, INC.

By:
Name: Title: Address: Email:

AGREED AND ACCEPTED:

KEYSTONE CAPITAL PARTNERS, LLC

By:
Name:
Title

ANNEX A TO VWAP PURCHASE NOTICE

1. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of the date hereof and as of [insert Purchase Condition Satisfaction Time] with the same force and effect as if made on such date and at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties are true and correct in all material respects as of such other date or time and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of the date hereof and as of [insert Purchase Condition Satisfaction Time] with the same force and effect as if made on such date and at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties are true and correct as of such other date or time.

2. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof and at or prior to [insert Purchase Condition Satisfaction Time].

3. As of the date hereof and as of [insert Purchase Condition Satisfaction Time], (i) the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct.

4. As of the date hereof and as of [insert Purchase Condition Satisfaction Time], the Company did not and does not possess any material non-public information.

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

FORM OF VWAP PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of August 2, 2022, (the “Purchase Agreement”) between MYOMO, INC., a Delaware corporation (the “Company”), and KEYSTONE CAPITAL PARTNERS, LLC, a Montana limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Investor hereby issues this VWAP Purchase Confirmation for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date:

VWAP Purchase Date:

VWAP Purchase Commencement Time:

VWAP Purchase Termination Time:

VWAP during the VWAP Purchase Period:

Closing Sale Price on the VWAP Purchase Date:

VWAP Purchase Price (per Share) (90% of lower of two line items immediately above):

Total Aggregate VWAP Purchase Price:

VWAP Purchase Share Delivery Date:

VWAP Purchase Settlement Date:

Dated:	KEYSTONE CAPITAL PARTNERS, LLC By: Name: Title:
Address: Email:

AGREED AND ACCEPTED:

MYOMO, INC.

By:
Name:
Title:

EXHIBIT C TO THE

COMMON STOCK PURCHASE AGREEMENT

CERTIFICATE OF THE COMPANY

COMMENCEMENT CERTIFICATE

_________, 2022

The undersigned, the [•] of MYOMO, INC., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of August 2, 2022 (the “Agreement”), by and between the Company and KEYSTONE CAPITAL PARTNERS, LLC, a Montana limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company as amended through, and as in full force and effect on, the date hereof. The Certificate of Incorporation of the Company has not been further amended or restated, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Agreement; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (i) the Agreement and (ii) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Print Name:

Title:

EXHIBIT D TO THE

COMMON STOCK PURCHASE AGREEMENT

COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of MYOMO, INC., a Delaware corporation (the “Company”), pursuant to the VWAP Purchase Notice, dated [•], 202[•], delivered by the Company to KEYSTONE CAPITAL PARTNERS, LLC, a Montana limited liability company (the “Investor”), pursuant to Article II of the Common Stock Purchase Agreement, dated as of August 2, 2022, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies as follows:

1. The undersigned is the duly elected [•] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of the date hereof and as of [insert Purchase Condition Satisfaction Time] with the same force and effect as if made on such date and at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties are true and correct in all material respects as of such other date or time and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of the date hereof and as of [insert Purchase Condition Satisfaction Time] with the same force and effect as if made on such date and at such time, except to the extent such representations and warranties are as of another date or time, in which case, such representations and warranties are true and correct as of such other date or time.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof and at or prior to [insert Purchase Condition Satisfaction Time].

4. As of the date hereof and as of [insert Purchase Condition Satisfaction Time], (i) the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct.

5. As of the date hereof and as of [insert Purchase Condition Satisfaction Time], the Company did not provide and had not provided the Investor with any material non-public information.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [•] day of [•], 20[•].

Print Name:

Title:

DISCLOSURE SCHEDULE

RELATING TO THE COMMON STOCK

PURCHASE AGREEMENT, DATED AS OF AUGUST 2, 2022

BETWEEN MYOMO, INC. AND KEYSTONE CAPITAL PARTNERS, LLC

This disclosure schedule is made and given pursuant to Article IV of the Common Stock Purchase Agreement, dated as of August 2, 2022 (the “Agreement”), by and between MYOMO, INC., a Delaware corporation (the “Company”), and KEYSTONE CAPITAL PARTNERS, LLC, a Delaware limited liability company. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.